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                       SECURITIES AND EXCHANGE COMMISSION

                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of report (Date of earliest event reported) March 19, 2001

                                Bio-Plexus, Inc.
               (Exact Name of Registrant as Specified in Charter)

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
          Connecticut                   0-24128                   06-1211921
(State or Other Jurisdiction         (Commission                (IRS Employer
      of Incorporation)              File Number)            Identification No.)
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                      129 Reservoir Road, Vernon, CT 06066
                    (Address of Principal Executive Offices)

        Registrant's telephone number, including area code (860) 870-6112



          (Former Name or Former Address, if Changed Since Last Report)
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Item 5. Other Events


         Bio-Plexus, Inc. (the "Company") reports that it has reached an agreement in principle with its principal lender to implement a plan to raise up to $10 million through new equity and debt financing and to restructure its current debt. As part of this restructuring, the Company plans to file a voluntary petition under Chapter 11 of the United States Bankruptcy Code. A conference call hosted by the Company to discuss its plans is scheduled for Tuesday, March 20, 2001 at 11:30 a.m. E.S.T. To participate in the live conference call, interested parties should call (212) 231-6048 five to ten minutes prior to the start time. Individuals interested in listening to a replay of the conference call should call 800-633-8284 (domestic) or 858-812-6440 (international) and use the reservation number 18324859. The replay will be available beginning Tuesday, March 20, 2001 at 2:00 p.m. E.S.T. through Wednesday, March 21, 2001 at 6:00 p.m. E.S.T. The press release related to such actions is Exhibit 99.1 to this filing, and is incorporated herein by reference.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                BIO-PLEXUS, INC.



                                By:      /s/ Kimberley A. Cady
                                         -----------------------------------
                                         Name:    Kimberley A. Cady
                                         Title:   Chief Financial Officer and
                                                  Vice President of Finance

Date:  March 19, 2001



                                  EXHIBIT INDEX


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
Exhibit No.        Description
   99.1 Press Release announcing Bio-Plexus to Undertake Recapitalization and New Financing Plan.
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